UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 13, 2007
Date of Report (Date of earliest event reported)

ABBOTT LABORATORIES
(Exact name of registrant as specified in its charter)

Illinois	1-2189	36-0698440
(State or other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

100 Abbott Park Road
Abbott Park, Illinois 60064-6400
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (847) 937-6100

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Jack M. Greenberg will not be standing for re-election to the Board of Directors at the Company’s 2007 Annual Meeting of Shareholders in light of increased commitments on his time.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abbott Laboratories

Date: February 16, 2007	By:	/s/ Thomas C. Freyman
Thomas C. Freyman
Executive Vice President,
Finance and Chief Financial
Officer